                                                                  Exhibit 11


OIL-DRI CORPORATION OF AMERICA
Computation of Weighted Average Number
of Shares Outstanding




                                                                     Average
                                                                     Shares-
                                                                     (Weighted
                                      Number  Number of              Shares)Number
                                        of    Shares      Weighted     of Days
Quarter End        Period              Days   Outstanding  Shares     As Adjusted

January 31, 1996 11/1/95 to 1/31/96     92     6,812,922   626,788,824  6,812,922
                                        92                 626,788,824

                                                                        786
                                                                        6,813,708


January 31, 1995  11/1/94 to 1/31/95   92     6,949,822  639,383,624
                                       92                639,383,624    6,949,822

                                                                        5,825
                                                                        6,955,647

Six Months Ended
January 31,    08/01/95 to        8      6,901,322  55,210,578   6,826,500
1996           08/08/95
               08/09/95 to        63     6,841,322  431,003,286
               10/10/95
               10/11/95 to        1      6,814,922  6,814,922
               10/11/95
               10/12/95 to        112    6,812,922  763,047,264
               01/01/96
                                  184               1,256,076,048

                                                                 2,146
                                                                 6,828,646

Six Months Ended
January 31,    08/01/94 to        8      6,951,822  55,614,576   6,949,909
1995           08/08/94
               11/30/94           114    6,949,822  792,279,708
               12/01/94 to        62     6,949,822  430,888,964
               01/31/95
                                  184               1,278,783,248

Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds from exercise of such options.
                                                                 6,789
                                                                 6,956,698

